Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2011 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 15, 2012--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2011.

  Operating net income was $3.2 million, or $0.14 per diluted share, for the quarter, compared to $8.7 million, or $0.38 per diluted share, for the fourth quarter of 2010. For the year, operating net income was $17.1 million, or $0.76 per diluted share, versus $20.2 million, or $0.90 per diluted share, for 2010.
  Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.14 per share and $0.56 per share for the quarter and year ended December 31, 2011, respectively, compared to $0.19 per share and $0.39 per share for the quarter and year ended December 31, 2010, respectively. For more information on operating net income and adjusted operating net income, on a consolidated and a segment basis, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $5.9 million, or $0.26 per share, for the quarter, compared to net income of $3.9 million, or $0.17 per share, for the fourth quarter of 2010. For the year, the net loss was $2.5 million, or $0.11 per share, versus net income of $9.6 million, or $0.43 per share, for 2010.
  Adjusted net revenues, which exclude certain non-cash items and noncontrolling interests, were $25.7 million for the quarter, compared to $46.6 million for the fourth quarter of 2010. For the year, adjusted net revenues were $135.3 million, versus $152.5 million for 2010. Further excluding net gains on the sale or payoff of acquired loans, adjusted net revenues would have been $122.2 million for 2011, up 6.9% from $114.3 million for 2010. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $19.6 million for the quarter, compared to $44.0 million for the fourth quarter of 2010. For the year, total net revenues were $111.4 million, versus $144.7 million for 2010.

“2011 turned out to be a much more difficult year for U.S. financial markets than originally expected,” said Chairman and Chief Executive Officer Joe Jolson. “Nevertheless, JMP produced record adjusted operating EPS, a metric which excludes acquired loan sale profits, of $0.56 for the full year—up over 40% from the $0.39 earned for 2010 and representing a return on adjusted tangible book value of 11.8%, well above our stated goal of 10%. JMP Credit enjoyed another record year, generating earnings of $0.59 per share excluding acquired loan sale profits. Harvest Capital Strategies earned $0.11 per share, an increase of 57% from $0.07 for 2010, thanks to growth of almost 21% in hedge fund assets under management and good performance from our largest fund, Harvest Small Cap Partners. JMP Securities had a challenging year due to severe industry-wide headwinds, contributing $0.08 of operating EPS, versus $0.13 last year. However, underlying this result was a substantial increase in equity underwriting market share as well as the stabilization of commission revenues in the second half of 2011.”

Revenues

Investment Banking

Investment banking revenues were $5.8 million for the quarter, a decrease of 66.3% from $17.1 million for the fourth quarter of 2010. For the year, investment banking revenues were $46.1 million, an increase of 1.2% from $45.6 million for 2010.

The company executed 11 investment banking transactions during the quarter, compared to 26 during the fourth quarter of 2010. Public equity underwriting revenues amounted to $0.9 million, down from $9.5 million, as the company executed three public equity offerings, versus 16 in the fourth quarter of 2010. Private capital markets and other revenues were less than $0.1 million, down from $2.9 million, with the company executing no transactions, versus four in the fourth quarter of 2010. Strategic advisory revenues totaled $4.9 million, up from $4.7 million, with the company acting as a strategic advisor on eight completed transactions, compared to six during the fourth quarter of 2010.

Over the course of the full year, the company executed 86 investment banking transactions, compared to 74 during 2010. Public equity underwriting revenues totaled $26.5 million, up from $22.3 million, as the company executed 56 public equity offerings, versus 44 the year before. Private capital markets and other revenues came to $9.5 million, down from $11.0 million, with the company executing 11 transactions, compared to 14 in 2010. Strategic advisory revenues were $10.1 million, down from $12.2 million, with the company acting as a strategic advisor on 19 completed transactions, versus 16 in 2010.

Brokerage

Net brokerage revenues were $6.1 million, a decrease of 13.0% from $7.0 million for the fourth quarter of 2010. For the year, net brokerage revenues were $25.5 million, a decrease of 9.9% from $28.3 million for 2010. However, during the second half of 2011, net brokerage revenues rose 4.1% from the first half of 2011, suggesting market share gains, given the decrease in overall U.S. equity trading volumes over the course of the year.

Asset Management

Asset management fees and other related revenues totaled $6.8 million, an increase of 27.1% from $5.4 million for the fourth quarter of 2010. For the year, asset management fees and other related revenues were $24.9 million, an increase of 56.0% from $16.0 million for 2010. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2011 totaled $1.2 billion, including $584.7 million of funds managed by Harvest Capital Strategies and $575.4 million par value of loans and cash underlying two collateralized loan obligations managed by JMP Credit Advisors. Client assets under management were $1.3 billion at both September 30, 2011 and December 31, 2010. Including sponsored funds, client assets under management totaled $2.1 billion at December 31, 2011, compared to $2.4 billion at September 30, 2011 and $1.9 billion at December 31, 2010. Private capital, including corporate credit, small business lending, REIT advisory services, venture capital and distressed mortgage investments, represented 46.0% of total sponsored assets under management at December 31, 2011, compared to 46.5% at December 31, 2010.

Principal Transactions

Principal transactions generated net revenues of $1.7 million for the quarter, compared to $0.5 million for the fourth quarter of 2010. For the year, principal transactions generated net revenues of $1.6 million, compared to $3.4 million for 2010.

A statement of the company’s principal transaction revenues for the quarter and year ended December 30, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Hedge fund investments	$1,244	($1,758)	$831	$1,765	$2,459

Principal investments:
Investment in New York Mortgage Trust	344	(689)	779	359	226
Other principal investments	(39)	(68)	(2,271)	(389)	(2,282)
Total principal investments	305	(757)	(1,492)	(30)	(2,056)

Venture investments:
Investment in Harvest Growth Capital	(53)	(149)	(10)	(102)	150
Other venture investments and warrants	(89)	(642)	752	(113)	1,316
Total venture investments	(142)	(791)	742	(215)	1,466

Principal transaction revenues net of noncontrolling interest in Harvest Growth Capital	1,407	(3,306)	81	1,520	1,869

Noncontrolling interest in Harvest Growth Capital	314	(2,984)	453	95	1,552

Total principal transaction revenues	$1,721	($6,290)	$534	$1,615	$3,421

Of the $1.7 million of principal transaction revenues for the fourth quarter of 2011, $0.3 million was attributable to noncontrolling interests in net realized and unrealized gains at Harvest Growth Capital, a venture capital fund managed by Harvest Capital Strategies that is consolidated under GAAP. GAAP accounting requires that JMP Group consolidate Harvest Growth Capital due to Harvest Capital Strategies’ role as the fund’s manager and managing member, despite the company’s ownership of just 5.0% of the fund. The presentation of adjusted net revenues elsewhere in this press release excludes noncontrolling interests in Harvest Growth Capital; and, accordingly, the aforementioned $0.3 million of net realized and unrealized gains for the fourth quarter of 2011 is not included in adjusted net revenues. Net of noncontrolling interests, JMP Group had net realized and unrealized losses of $0.1 million on its investment in Harvest Growth Capital for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $2.0 million due to the sale or payoff of 21 of the loans in its portfolio during the quarter, compared to $13.1 million on 32 loans during the fourth quarter of 2010. For the year, realized gains amounted to $17.0 million as a result of the sale or payoff of 110 loans, compared to $39.4 million on 81 loans for 2010. For the quarter and year ended December 31, 2011, realized gains of $0.2 million and $2.2 million, respectively, were due to the sale or payoff of loans that had been purchased subsequent to the acquisition of JMP Credit in April 2009. At December 31, 2011, 10 loans with an aggregate par value of $47.3 million and an associated liquidity discount of $15.7 million remained from the portfolio acquired in April 2009.

A loan loss provision of $1.5 million was recorded for the quarter, of which $1.7 million was with regard to a legacy impaired loan at JMP Credit and $0.3 million was as a general reserve in connection with performing loans at JMP Credit and Harvest Capital Credit, the company’s small business lending strategy, both of which are currently consolidated under GAAP. Partially offsetting those amounts was a recovery of $0.5 million on a loan charged off in the third quarter of 2010. At December 31, 2011, general loan loss reserves equaled 0.5% of gross performing loans, compared to 0.3% at December 31, 2010.

At December 31, 2011, gross impaired loans totaled $10.5 million, or 2.4% of gross loans outstanding, compared to $13.9 million, or 3.1% of gross loans outstanding, at December 31, 2010. With regard to impaired loans at December 31, 2011, discounts and reserves (including credit discounts, liquidity discounts, allowances for loan losses and deferred loan fees) equaled $9.6 million, or 91.0% of gross impaired loans outstanding. With regard to performing loans at December 31, 2011, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $16.6 million, or 3.9% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Interest income was $7.6 million for the quarter, and interest expense was $9.3 million, resulting in net interest expense of $1.7 million, compared to net interest income of $0.5 million for the fourth quarter of 2010. Excluding net interest expense due to net amortization of liquidity discounts, net interest income was $4.9 million for the quarter, in line with $4.9 million for the quarter ended December 31, 2010. For the year, net interest expense was $2.4 million, compared to net interest income of $11.5 million for 2010; excluding net interest expense due to net amortization of liquidity discounts, net interest income was $21.1 million and $21.3 million, respectively, for the same periods.

Net dividend income equaled $0.5 million for the quarter, compared to $0.8 million for the fourth quarter of 2010, and totaled $1.4 million for the year, compared to $2.2 million for 2010.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.8 million for the quarter, compared to $30.2 million for the fourth quarter of 2010. For the year, compensation and benefits expense was $89.0 million, compared to $95.7 million for 2010. Of the amount recorded for 2011, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $0.8 million, none of which was incurred in the fourth quarter, as the remaining expense completely amortized in the first half of the year with the vesting of the final tranche of IPO-related RSUs. Non-cash compensation expense attributable to performance-related and other RSUs granted subsequent to the company’s IPO was $9.2 million for the quarter, versus $4.2 million for the fourth quarter of 2010, and $9.5 million for the year, versus $5.0 million for 2010.

To ensure that vesting of performance-related RSUs is reflective of the company’s core operating results, performance targets exclude the GAAP accounting impact of the vesting. Thus, vesting of performance-related RSUs is triggered by the achievement of adjusted operating EPS objectives. As discussed in the company’s 2011 proxy statement, there were two vintages of performance-related RSUs that were eligible to vest during the year, with each vintage vesting upon the attainment of a separate goal. In 2011, JMP Group exceeded both annual goals: (i) a return of more than 10% on adjusted tangible book value per share and (ii) adjusted operating EPS of $0.55. Vesting of performance-related RSUs granted in 2012 could be triggered by the achievement of a new adjusted operating EPS objective during the year, a target which will be disclosed in the company’s 2012 proxy statement.

As a percentage of adjusted net revenues, compensation and benefits expense was 88.7% for the quarter, compared to 64.8% for the fourth quarter of 2010, and was 65.8% for the year, compared to 62.7% for 2010. Excluding the cost of RSU grants, compensation and benefits expense was 53.0% of adjusted net revenues for the quarter, compared to 55.1% for the fourth quarter of 2010, and was 58.2% for the year, compared to 57.8% for 2010.

Non-Compensation Expense

Non-compensation expense was $6.6 million for the quarter, compared to $5.9 million for the fourth quarter of 2010. For the year, non-compensation expense was $26.8 million, compared to $28.0 million for 2010. As a percentage of adjusted net revenues, non-compensation expense was 25.6% for the quarter, compared to 12.5% for the fourth quarter of 2010, and was 19.8% for the year, compared to 18.4% for 2010.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes management fees eliminated upon the consolidation of Harvest Growth Capital, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants and (v) excludes noncontrolling interests in net unrealized gains and losses on Harvest Growth Capital. In particular, adjusted net revenue adjusts for:

  management fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, a venture capital fund; Harvest Capital Strategies is managing member of Harvest Growth Capital; and, despite its minority ownership, JMP Group consolidates the fund in accordance with GAAP accounting standards and eliminates the management fees in consolidation; presenting these management fees as though Harvest Growth Capital were deconsolidated presents the fund’s results in a manner similar to those of the other funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $6.6 million and $23.5 million for the quarter and year ended December 31, 2011, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and
  noncontrolling interests in net unrealized gains and losses generated by Harvest Growth Capital, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the fund; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

Additionally, management considers it instructive to further adjust the company’s adjusted net revenues to exclude the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009, a volatile source of revenue that cannot be expected to recur indefinitely.

A reconciliation of JMP Group’s net revenues to the company’s adjusted net revenues for the quarter and year ended December 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Revenues:
Non-interest revenues	$21,353	$18,948	$43,510	$113,752	$133,238
Net interest income	(1,730)	(1,573)	481	(2,391)	11,475
Total net revenues	19,623	17,375	43,991	111,361	144,713
Management fees earned on Harvest Growth Capital	150	203	97	759	254
Total net revenues including fees on Harvest Growth Capital	19,773	17,578	44,088	112,120	144,967

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	6,619	6,363	4,452	23,522	9,783
Amortization of intangible asset	-	-	100	200	100
Net unrealized (gain)/loss on strategic equity investments and warrants	(361)	1,141	(1,544)	(441)	(757)
Noncontrolling interest in net unrealized (gain)/loss on Harvest Growth Capital	(314)	2,984	(453)	(95)	(1,552)
Adjusted net revenues	25,717	28,066	46,643	135,306	152,541

Subtract:
Net gain on loan portfolio acquired	143	995	12,736	13,101	38,203
Adjusted net revenues excluding net gain on loan portfolio acquired	$25,574	$27,071	$33,907	$122,205	$114,338

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues as well as noncontrolling interests and loan sale gains that may otherwise obscure the company’s operating revenues and complicate an assessment of the company’s core business activities. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate management fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital. JMP Group consolidates Harvest Growth Capital in accordance with GAAP accounting standards; however, management fees generated by the fund are included in asset management-related fee revenues as though deconsolidated.

A statement of the company’s asset management-related fee revenues for the quarter and year ended December 31, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2011	Sept. 30 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Base management fees:
Fees reported as asset management fees	$2,600	$2,519	$2,171	$9,708	$9,278
Fees reported as other income	924	937	318	2,848	772
Fees earned at Harvest Growth Capital	150	203	97	759	254
Total base management fees	3,674	3,659	2,586	13,315	10,304

Incentive fees:
Fees reported as asset management fees	2,292	3,175	744	10,077	2,952
Fees reported as other income	-	29	1,907	381	2,170
Total incentive fees	2,292	3,204	2,651	10,458	5,122

Fundraising fees reported as other income	876	60	146	1,107	524

Asset management-related fee revenues:
All fees reported as asset management fees	4,892	5,694	2,915	19,785	12,231
All fees reported as other income	1,800	1,026	2,371	4,336	3,466
All fees earned at Harvest Growth Capital	150	203	97	759	254
Total asset management-related fee revenues	$6,842	$6,923	$5,383	$24,880	$15,951

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

  the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, which resulted in no non-cash compensation expense for the quarter ended December 31, 2011 and $0.8 million of non-cash compensation expense for the year ended December 31, 2011;
  the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $9.2 million and $9.5 million for the quarter and year ended December 31, 2011, respectively;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $6.6 million and $23.5 million for the quarter and year ended December 31, 2011, respectively;

  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to the company’s operating net income for the quarter and year ended December 31, 2011 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Dec. 31, 2011		Sept. 30, 2011	Dec. 31, 2010

Net (loss)/income attributable to JMP Group Inc.	($5,944)		($1,623)	$3,854

Add back:
Income tax (benefit)/expense	(4,024)		(1,410)	3,551
Income before taxes	(9,968)		(3,033)	7,405

Add back/(subtract):
Compensation expense – IPO-related RSUs	-		-	339
Compensation expense – post-IPO RSUs	9,166		112	4,189
Net amortization of liquidity discounts on loans and asset-backed securities issued	6,619		6,363	4,452
Amortization of intangible asset	-		-	100
Unrealized (gain)/loss on strategic equity investments and warrants	(361)		1,141	(1,544)
Operating income before taxes	5,456		4,583	14,941

Income tax expense (assumed rate of 42%)	2,292		1,925	6,275
Operating net income	$3,164		$2,658	$8,666

Operating net income per share:
Basic	$0.14		$0.12	$0.40
Diluted	$0.14	(1)	$0.12	$0.38

Weighted average shares outstanding:
Basic	22,016		22,354	21,734
Diluted	22,174	(1)	22,493	22,537

(1) Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2011 was 22,796,939, and operating net income per diluted share using this denominator would be $0.14. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2011		Dec. 31, 2010

Net income attributable to JMP Group Inc.	($2,511)		$9,603

Add back:
Income tax expense	(1,670)		8,577
Income before taxes	(4,181)		18,180

Add back/(subtract):
Compensation expense – IPO-related RSUs	778		2,576
Compensation expense – post-IPO RSUs	9,526		4,998
Net amortization of liquidity discounts on loans and asset-backed securities issued	23,522		9,783
Amortization of intangible asset	200		100
Unrealized (gain) on strategic equity investments and warrants	(441)		(757)
Operating income before taxes	29,404		34,880

Income tax expense (assumed rate of 42%)	12,350		14,650
Operating net income	$17,054		$20,230

Operating net income per share:
Basic	$0.77		$0.93
Diluted	$0.76	(1)	$0.90

Weighted average shares outstanding:
Basic	22,118		21,646
Diluted	22,504	(1)	22,396

(1) Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2011 was 23,069,186, and operating net income per diluted share using this denominator would be $0.74. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core business strategy and ongoing operations. Moreover, the company utilizes adjusted operating net income as a threshold for the vesting of its performance-related RSUs.

Reconciliations of the company’s operating net income to its adjusted operating net income for the quarter and year ended December 31, 2011 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Dec. 31, 2011		Sept. 30, 2011	Dec. 31, 2010

Operating net income	$3,164		$2,658	$8,666

Add back:
Income tax expense (assumed rate of 42%)	2,292		1,925	6,275
Operating income before taxes	5,456		4,583	14,941

Subtract:
Earnings contribution from gains on loan portfolio acquired	87		597	7,642
Adjusted operating income before taxes	5,369		3,986	7,299

Income tax expense (assumed rate of 42%)	2,255		1,674	3,066
Adjusted operating net income	$3,114		$2,312	$4,233

Adjusted operating net income per share:
Basic	$0.14		$0.10	$0.19
Diluted	$0.14	(1)	$0.10	$0.19

Weighted average shares outstanding:
Basic	22,016		22,354	21,734
Diluted	22,174	(1)	22,493	22,537

(1) Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2011 was 22,796,939, and adjusted operating net income per diluted share using this denominator would be $0.14. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2011		Dec. 31, 2010

Operating net income	$17,054		$20,230

Add back:
Income tax expense (assumed rate of 42%)	12,350		14,650
Operating income before taxes	29,404		34,880

Subtract:
Earnings contribution from gains on loan portfolio acquired	7,859		19,977
Adjusted operating income before taxes	21,545		14,903

Income tax expense (assumed rate of 42%)	9,049		6,259
Adjusted operating net income	$12,496		$8,644

Adjusted operating net income per share:
Basic	$0.56		$0.40
Diluted	$0.56	(1)	$0.39

Weighted average shares outstanding:
Basic	22,118		21,646
Diluted	22,504	(1)	22,396

(1) Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2011 was 23,069,186, and adjusted operating net income per diluted share using this denominator would be $0.54. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the table that follows. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include management fees eliminated upon consolidation of Harvest Growth Capital, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) exclude amortization expense related to an intangible asset, (iv) reverse net unrealized gains and losses on strategic equity investments and warrants and (v) exclude noncontrolling interests in net unrealized gains and losses on Harvest Growth Capital. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

Basic per share amounts are based on GAAP measures of weighted average basic shares outstanding. Diluted per share amounts are based on non-GAAP measures of weighted average diluted shares outstanding. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting does not take place until the first quarter of 2012, at which time it increases the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding was 22,796,939 and 23,069,186 for the quarter and year ended December 31, 2011, respectively. Management prefers to utilize a non-GAAP share count for these periods, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Statements of JMP Group’s operating net income on a segment basis for the quarter and year ended December 31, 2011 are set forth below.

	Quarter Ended December 31, 2011

(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consolid- ation	Consolid- ated JMP Group

Revenues:
Investment banking	$5,803	-	-	-	($21)	$5,782	-	$5,782
Brokerage	6,091	-	-	-	-	6,091	-	6,091
Asset management-related fees (1)	181	$5,676	$1,145	-	(160)	6,842	($150)	6,692
Principal transactions (2)	777	541	(89)	($182)	-	1,047	313	1,360
Gain on sale and payoff of loans	-	-	2,039	-	-	2,039	-	2,039
Net dividend income	289	-	-	206	-	495	-	495
Net interest income (3)	45	65	4,824	(45)	-	4,889	-	4,889
Provision for loan losses	-	-	(1,945)	478	-	(1,467)	-	(1,467)
Adjusted net revenues	13,186	6,282	5,974	457	(181)	25,718	163	25,881

Expenses:
Non-interest expenses (4)	15,273	4,829	(1,147)	1,387	(160)	20,182	26	20,208

Less: Noncontrolling interest (5)	-	-	80	-	-	80	137	217
Operating income before taxes	(2,087)	1,453	7,041	(930)	(21)	5,456	-	5,456

Income tax expense (assumed rate of 42%)	(876)	610	2,958	(391)	(9)	2,292	-	2,292
Operating net income	($1,211)	$843	$4,083	($539)	($12)	$3,164	-	$3,164

Operating net income per share:
Basic	($0.06)	$0.04	$0.18	($0.02)	($0.00)	$0.14	-	$0.14
Diluted	($0.05)	$0.04	$0.17	($0.02)	($0.00)	$0.14	-	$0.14

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$7,041			$5,456		$5,456
Less: Earnings contribution from gain on loan portfolio acquired			87			87		87
Adjusted operating income before taxes			6,954			5,369		5,369

Income tax expense (assumed rate of 42%)			2,921			2,255		2,255
Adjusted operating net income			$4,033			$3,114		$3,114

Adjusted operating net income per share:
Basic	($0.06)	$0.04	$0.18	($0.02)	($0.00)	$0.14	-	$0.14
Diluted	($0.05)	$0.04	$0.17	($0.02)	($0.00)	$0.14	-	$0.14

(1) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.2 million are eliminated upon consolidation of Harvest Growth Capital.

(2) Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes noncontrolling interests in net realized and unrealized gains and losses related to Harvest Growth Capital; net realized and unrealized gains of $0.3 million are recognized upon consolidation of the fund.

(3) Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.

(4) Reverses stock-based compensation expense and excludes fund-related expenses of $26,000 that are recognized upon consolidation of Harvest Growth Capital.

(5) Excludes noncontrolling interests of $0.1 million in the net realized and unrealized gains of Harvest Growth Capital that are recognized upon consolidation of the fund.

	Year Ended December 31, 2011

(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consolid- ation	Consolid- ated JMP Group

Revenues:
Investment banking	$46,135	-	-	-	($21)	$46,114	-	$46,114
Brokerage	25,461	-	-	-	-	25,461	-	25,461
Asset management-related fees (1)	337	$23,068	$1,908	$130	(563)	24,880	($759)	24,121
Principal transactions (2)	1,101	741	(409)	(353)	-	1,080	95	1,175
Gain on sale and payoff of loans	-	-	17,021	-	-	17,021	-	17,021
Net dividend income	776	-	-	590	-	1,366	-	1,366
Net interest income (3)	174	254	21,347	(446)	-	21,329	-	21,329
Provision for loan losses	-	-	(2,423)	478	-	(1,945)	-	(1,945)
Adjusted net revenues	73,984	24,063	37,444	399	(584)	135,306	(664)	134,642

Expenses:
Non-interest expenses (4)	70,953	19,634	6,608	8,787	(563)	105,419	78	105,497

Less: Noncontrolling interest (5)	-	-	483	-	-	483	(742)	(259)
Operating income before taxes	3,031	4,429	30,353	(8,388)	(21)	29,404	-	29,404

Income tax expense (assumed rate of 42%)	1,273	1,860	12,749	(3,523)	(9)	12,350	-	12,350
Operating net income	$1,758	$2,569	$17,604	($4,865)	($12)	$17,054	-	$17,054

Operating net income per share:
Basic	$0.08	$0.11	$0.80	($0.22)	($0.00)	$0.77	-	$0.77
Diluted	$0.08	$0.11	$0.79	($0.22)	($0.00)	$0.76	-	$0.76

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$30,353			$29,404		$29,404
Less: Earnings contribution from gain on loan portfolio acquired			7,859			7,859		7,859
Adjusted operating income before taxes			22,494			21,545		21,545

Income tax expense (assumed rate of 42%)			9,447			9,049		9,049
Adjusted operating net income			$13,047			$12,496		$12,496

Adjusted operating net income per share:
Basic	$0.08	$0.11	$0.59	($0.22)	($0.00)	$0.56	-	$0.56
Diluted	$0.08	$0.11	$0.59	($0.22)	($0.00)	$0.56	-	$0.56

(1) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.8 million are eliminated upon consolidation of Harvest Growth Capital.

(2) Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes noncontrolling interests in net realized and unrealized gains and losses related to Harvest Growth Capital; net realized and unrealized gains of $0.1 million are recognized upon consolidation of the fund.

(3) Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.

(4) Reverses stock-based compensation expense and excludes fund-related expenses of $78,000 that are recognized upon consolidation of Harvest Growth Capital.

(5) Excludes noncontrolling interests of $0.7 million in the net realized and unrealized losses of Harvest Growth Capital that are recognized upon consolidation of the fund.

Adjusted Tangible Book Value per Share

At December 31, 2011, JMP Group’s tangible book value per share was $5.74, compared to $5.80 at September 30, 2011 and $5.97 at December 31, 2010. Adjusting book value to reflect the net benefit of vesting of performance-related RSUs as well as the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at December 31, 2011 would have been $4.85, as indicated by the table below.

(in thousands, except per share amounts)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010

Total JMP Group stockholders' equity	$129,706	$128,448	$130,596
Less: Net benefit of vesting of performance-related RSUs (1)	(3,642)	-	-
JMP Group stockholders' equity, net of RSU benefit	126,064	128,448	130,596
Less: Goodwill and intangible assets	-	-	(900)
Tangible stockholders' equity	126,064	128,448	129,696

Liquidity discount on loans	15,738	18,392	35,594
Liquidity discount on asset-backed securities issued	(49,447)	(57,284)	(79,681)
Net liquidity discount	(33,709)	(38,892)	(44,087)
Income tax benefit (assumed rate of 42%)	14,158	16,335	18,517
Net after-tax liquidity discount	(19,551)	(22,557)	(25,570)

Adjusted tangible stockholders' equity	$106,513	$105,891	$104,126

Adjusted tangible book value per share	$4.85	$4.78	$4.79

Basic shares outstanding	21,947	22,147	21,737

Quarterly operating ROATE (2)	11.9%	10.0%	33.8%
LTM operating ROATE (2)	16.1%	21.5%	18.9%
Quarterly operating ROATE (2) excluding the financial impact of gains on acquired loans	11.7%	8.7%	16.5%
LTM operating ROATE (2) excluding the financial impact of gains on acquired loans	11.8%	13.0%	8.1%

(1) Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that the related compensation expense be reflected in the fourth quarter of 2011, the period in which the objectives were met and the vesting was triggered. The increased expense lowers pre-tax earnings and creates a tax benefit, which adds to net income and, consequently, to stockholders’ equity. JMP Group opts to reverse the net benefit of the vesting for the purposes of calculating tangible stockholders’ equity in order to exclude the financial impact of an event that is not core to the company’s operating activities.

(2) Return on adjusted tangible equity equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter, JMP Group repurchased 202,871 shares of its common stock on the open market at an average price of $6.49 per share, or $1.3 million in total. At year-end, approximately 1.1 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2010 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Wednesday, February 15, 2012. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 50735220.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Dec. 31, 2011	Dec. 31, 2010

Assets

Cash and cash equivalents	$69,613	$71,114
Restricted cash and deposits	48,440	47,718
Receivable from clearing broker	1,138	1,331
Marketable securities owned, at fair value	24,309	23,748
Other investments	51,706	38,702
Loans held for sale	2,957	-
Loans held for investment, net of allowance for loan losses	-	813
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	410,770	400,763
Small business loans, net of allowance for loan losses	7,477	-
Deferred tax assets	26,221	33,430
Other assets	17,616	21,169
Total assets	$660,247	$638,788

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$10,921	$10,669
Accrued compensation	38,143	37,424
Asset-backed securities issued, net of purchase discounts	381,556	351,322
Note payable	19,222	26,209
Deferred tax liability	23,214	37,099
Other liabilities	30,707	34,013
Total liabilities	503,763	496,736

Redeemable noncontrolling interest	50	-

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	129,705	130,596
Noncontrolling interest	26,729	11,456
Total equity	156,434	142,052
Total liabilities and stockholders' equity	$660,247	$638,788

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Revenues:
Investment banking	$5,782	$17,141	$46,114	$45,577
Brokerage	6,091	7,004	25,461	28,259
Asset management fees	4,892	2,915	19,785	12,231
Principal transactions	1,721	534	1,615	3,421
Gain on sale and payoff of loans	2,039	13,132	17,020	39,363
Net dividend income	495	776	1,365	2,248
Other income	1,800	2,371	4,336	3,466
Non-interest revenues	22,820	43,873	115,696	134,565

Interest income	7,557	9,079	33,356	45,162
Interest expense	(9,287)	(8,598)	(35,747)	(33,687)
Net interest (expense)/income	(1,730)	481	(2,391)	11,475

Provision for loan losses	(1,467)	(363)	(1,944)	(1,327)
Total net revenues	19,623	43,991	111,361	144,713

Non-interest expenses:
Compensation and benefits	22,799	30,234	89,017	95,708
Administration	1,589	1,428	6,649	5,752
Brokerage, clearing and exchange fees	1,183	1,358	4,735	5,110
Travel and business development	1,113	815	3,681	3,447
Communications and technology	1,059	833	3,988	3,969
Occupancy	711	672	2,927	2,666
Professional fees	644	474	2,955	3,080
Depreciation	192	140	721	635
Impairment loss on intangible asset	-	-	700	2,750
Other	83	132	426	611
Total non-interest expenses	29,373	36,086	115,799	123,728

(Loss)/income before income tax expense	(9,750)	7,905	(4,438)	20,985
Income tax (benefit)/expense	(4,024)	3,551	(1,670)	8,577
Net (loss)/income	(5,726)	4,354	(2,768)	12,408
Less: Net income/(loss) attributable to noncontrolling interest	218	500	(257)	2,805
Net (loss)/income attributable to JMP Group Inc.	($5,944)	$3,854	($2,511)	$9,603

Net (loss)/income attributable to JMP Group Inc. per share:
Basic	($0.27)	$0.18	($0.11)	$0.44
Diluted	($0.26)	$0.17	($0.11)	$0.43

Weighted average common shares outstanding:
Basic	22,016	21,734	22,118	21,646
Diluted	22,797	22,537	23,069	22,396

CONTACT:
Investor Relations
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com